UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Famous Dave's of America, Inc.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 3, 2011
PROXY STATEMENT
VOTING AND REVOCATION OF PROXY
PROXIES AND VOTING
ELECTION OF DIRECTORS (Proposal One)
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
PROPOSAL TO AMEND THE COMPANY’S AMEDED AND RESTATED 2005 STOCK INCENTIVE PLAN (Proposal Two)
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal Three)
OTHER MATTERS
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
CERTAIN TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
PROPOSALS OF SHAREHOLDERS
DISCRETIONARY PROXY VOTING AUTHORITY/ UNTIMELY SHAREHOLDER PROPOSALS
SOLICITATION

FAMOUS DAVE’S OF AMERICA, INC.
12701 Whitewater Drive, Suite 200
Minnetonka, Minnesota 55343

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 3, 2011

TO THE SHAREHOLDERS OF FAMOUS DAVE’S OF AMERICA, INC.:

Please take notice that the annual meeting of shareholders of Famous Dave’s of America, Inc. (the “Annual Meeting”) will be held, pursuant to due call by the Board of Directors of the Company, at the Company’s office at 12701 Whitewater Drive, Minnetonka, Minnesota, on Tuesday, May 3, 2011, at 3:00 p.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect six directors;

2.	To approve an amendment to the Company’s Amended and Restated 2005 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 950,000 shares to 1,400,000 shares;

3.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2011; and

4.	To transact any other business as may properly come before the Annual Meeting or any adjournments thereof.

Pursuant to due action of the Board of Directors, shareholders of record on March 7, 2011 will be entitled to vote at the Annual Meeting or any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to be Held May 3, 2011.

The proxy statement for the Annual Meeting and the Annual Report to Shareholders for the fiscal year ended January 2, 2011, each of which is included with this Notice, are also available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting. To view the proxy statement and Annual Report to Shareholders on the Internet, visit www.famousdaves.com/proxymaterials.

By Order of the Board of Directors

Diana G. Purcel
Secretary

March 23, 2011

FAMOUS DAVE’S OF AMERICA, INC.
12701 Whitewater Drive, Suite 200
Minnetonka, Minnesota 55343

PROXY STATEMENT

Annual Meeting of Shareholders to be Held
May 3, 2011

VOTING AND REVOCATION OF PROXY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Famous Dave’s of America, Inc. (periodically referred to herein as “Famous Dave’s” and the “Company”) to be used at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on Tuesday, May 3, 2011, at 3:00 p.m., at the Company’s office at 12701 Whitewater Drive, Minnetonka, Minnesota, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect six directors;

2.	To approve an amendment to the Company’s Amended and Restated 2005 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 950,000 shares to 1,400,000 shares;

3.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2011; and

4.	To transact any other business as may properly come before the meeting or any adjournments thereof.

The approximate date on which this Proxy Statement and the accompanying proxy were first sent or provided to shareholders was March 23, 2011. Each shareholder who grants a proxy in the manner indicated in this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the Annual Meeting and at any adjournments thereof. Presence at the Annual Meeting of a shareholder who has signed a proxy does not alone revoke that proxy.

PROXIES AND VOTING

Registered shareholders may vote in one of three ways: By completing and returning the enclosed proxy card via regular mail or by voting via the Internet or telephone. Specific instructions for using these methods are set forth on the enclosed proxy card. The Internet and telephone procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

The Board of Directors has set the close of business on March 7, 2011 as the “Record Date” for the Annual Meeting. Only holders of the Company’s common stock as of the Record Date, or their duly appointed proxies, are entitled to notice of and will be entitled to vote at the Annual Meeting or any adjournments thereof. On the Record Date, there were 8,113,973 shares of the Company’s common stock outstanding. Each such share entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no direction is given by a shareholder, the shares will be voted as recommended by the Company’s Board of Directors. If any nominee for the Board of Directors should withdraw or otherwise become unavailable for reasons not presently known, the proxies that would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. If a shareholder abstains from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business as well as shares entitled to vote on that matter. On matters other than the election of directors, an action of the shareholders generally requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Accordingly, an abstention on any matter other than the election of directors will have the same effect as a vote against that matter. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the Annual Meeting, but are not considered entitled to vote on that particular matter. Consequently, non-votes generally do not have the same effect as a negative vote on the matter.

A shareholder giving a proxy may revoke it at any time before it is exercised by (i) giving written notice of revocation to the Secretary of the Company, (ii) delivering a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. Presence at the Annual Meeting of a shareholder who has signed a proxy does not, alone, revoke that proxy; revocation must be announced by the shareholder at the time of the Annual Meeting.

Under Proposal One, directors will be elected by a plurality of shares of common stock of the Company present in person or represented by proxy at the Annual Meeting. Adoption of Proposals Two and Three require the affirmative vote of the holders of a majority of such shares. The Board of Directors unanimously recommends that you vote “FOR” the election of all nominees for the Board of Directors named in this Proxy Statement, “FOR” the amendment to the Amended and Restated 2005 Stock Incentive Plan and “FOR” the ratification of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2011.

While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

NOTICE TO BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS:

New York Stock Exchange Rule 452 prohibits NYSE member organizations from giving a proxy to vote with respect to an election of directors (Proposal One) or with respect to equity compensation plan authorizations (Proposal Two) without receiving voting instructions from a beneficial owner. Because NYSE Rule 452 applies to all brokers that are members of the NYSE, this prohibition applies to the Annual Meeting even though the Company is not listed on the New York Stock Exchange. Therefore, brokers will not be entitled to vote shares at the Annual Meeting with respect to Proposals ONE or TWO without instructions by the beneficial owner of the shares. AS A RESULT, BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS ARE ADVISED THAT, IF THEY DO NOT TIMELY PROVIDE INSTRUCTIONS TO THEIR BROKER, THEIR SHARES WILL NOT BE VOTED IN CONNECTION WITH THESE PROPOSALS.

ELECTION OF DIRECTORS
(Proposal One)

Our Board of Directors currently consists of the following six (6) directors, each of whom has been nominated for re-election by our Board. If re-elected, each nominee has consented to serve as a director of the Company, to hold office until the next Annual Meeting, or until his or her successor is elected and shall have qualified.

The following paragraphs provide information as of the date of this Proxy Statement about each nominee. The information presented includes information each director has given us about his or her age, all positions he or she holds within the Company, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, each of our director nominees has experience in developing and overseeing businesses and implementing near term and long range strategic plans. We also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board. Although we don’t believe that share ownership qualifies any person to serve as a director of our Company, we believe that our Board’s ownership in the Company (collectively 11.2% beneficial ownership as of the Record Date) aligns our directors’ interests with those of our shareholders and drives our Board’s focus on maximizing shareholder value.

Name and Age of	Principal Occupation, Business Experience	Director
Director and Nominee	For the Past Five Years and Directorships of Public Companies	Since

Christopher O’Donnell Age 51
Christopher O’Donnell currently serves as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors. Mr. O’Donnell has served in several capacities since joining the Company in February 1998, including as Vice President of Teaching and Learning from February 1998 to June 2002, as Senior Vice President of Operations from June 2002 to January 2006, as Executive Vice President of Operations from January 2006 to January 2007, and as Chief Operating Officer from January 2007 to September 2008. Mr. O’Donnell was promoted to the offices of President and Chief Executive Officer in September 2008. Prior to joining the Company, Mr. O’Donnell was Vice President of Product Development for Pencom International, a producer of training products for restaurant and hotel operators. From 1982 to 1987, Mr. O’Donnell was the operating partner in Premier Ventures, a high volume restaurant located in Denver, Colorado.

Our Board believes that Mr. O’Donnell, as President Chief Executive Officer, is the appropriate person to represent management on the Company’s Board of Directors given his position as the Company’s principal executive officer, his long tenure with the Company, which dates back to February 1998, and the numerous and varied positions within the Company in which he has served. In addition, Mr. O’Donnell brings a wealth of restaurant operating experience to the Board. Committee: Strategic Planning.
2008

Name and Age of	Principal Occupation, Business Experience	Director
Director and Nominee	For the Past Five Years and Directorships of Public Companies	Since

K. Jeffrey Dahlberg Age 57
K. Jeffrey Dahlberg has served as Chairman of the Company’s Board of Directors since December 2003. Mr. Dahlberg is currently self-employed as an investor. Mr. Dahlberg, who co-founded Grow Biz International, Inc. in 1990, served as its Chairman from inception until March 2000 and as its Chief Executive Officer from 1999 until March 2000. Grow Biz, which changed its name to Winmark Corporation in 2000, developed franchises and operated value-oriented retail concepts for stores that buy, sell, trade and consign used and new merchandise. During Mr. Dahlberg’s tenure at Grow Biz, such concepts included Play It Again Sports, Once Upon a Child, Computer Renaissance, Inc., Music Go Round and Disc Go Round.

Mr. Dahlberg’s service as co-founder, principal executive and Chairman of Grow Biz and the franchising expertise gained during the rapid growth of Grow Biz’s multiple franchised concepts, coupled with his extensive retail experience and overall business judgment, make him well suited to serve on the Company’s Board of Directors as its Chairman. We believe that Mr. Dahlberg is also qualified to act on behalf and in the interests of our shareholders in light of his ownership position with the Company.
2001

Wallace B. Doolin Age 64
Wallace B. Doolin currently is the founder and CEO of Black Box Intelligence, a Dallas-based company that provides benchmarking information and analysis for public and private restaurant companies, and serves as Executive Chairman and CEO of ESP Systems a hospitality technology company. Additionally, Mr. Doolin serves as a member of the board of directors of Caribou Coffee Company, of Minneapolis and Share Our Strength, the leading organization to end childhood hunger. From November, 2004 through January, 2008, Mr. Doolin was Chairman, President and CEO of Buca, Inc., operators of the Buca di Beppo chain of restaurants. He served as CEO of La Madeleine Bakery Café and Bistro, a 64-restaurant chain based in Dallas, Texas from 2002 to 2004, and from 1994 to 2002 was CEO and President of CRW and Friday’s, a casual dining restaurant company. Mr. Doolin was a Senior Vice President and Executive Vice President of CRW and Friday’s from 1989 to 1993. From 1984 to 1986, Mr. Doolin served as President of Applebee’s, and from 1972 to 1989 he held senior leadership positions at W.R. Grace’s Restaurant Division, Flakey Jake’s, Inc., and Steak and Ale Restaurants. Mr. Doolin has received the IFMA Silver Plate and NRN Golden Chain awards; he is a board member emeritus of the National Restaurant Association, and a past chairman of its Education Foundation. Committee(s): Strategic Planning (Chair); Corporate Governance and Nominating; Compensation.

Mr. Doolin’s extensive experience operating large, national restaurant chains makes him particularly well-qualified to assist the Board of Directors in overseeing the Company’s restaurant operations. Having led the development and/or growth of several casual dining restaurant concepts, we believe that our Board will draw upon Mr. Doolin’s knowledge and expertise in the areas of real estate and human resources, the latter of which has made him a valued member of the Compensation Committee.
2009

Name and Age of	Principal Occupation, Business Experience	Director
Director and Nominee	For the Past Five Years and Directorships of Public Companies	Since

Lisa A. Kro Age 45
Lisa A. Kro is a founding partner of Goldner Hawn Private Equity, L.P. where she is the Chief Financial Officer and Managing Director. From September, 2004 to March, 2010, Ms. Kro was the Chief Financial Officer and a Managing Director of Goldner Hawn Johnson and Morrison Incorporated. Prior to joining Goldner Hawn she was at KPMG LLP, an international public accounting firm from 1987-2004, where she ultimately became an audit partner. Ms. Kro also serves on the board of Specialty Commodities, Inc., a privately held company. Committee(s): Audit (Chair); Corporate Governance and Nominating; Strategic Planning.

Serving as an audit partner for a “Big 4” accounting firm and more recently as the principal financial and accounting officer for a private equity firm qualifies Ms. Kro to serve on the Company’s Board of Directors and its Audit Committee as an “audit committee financial expert.” With her education, background and experience, she is particularly qualified to assist the Board in overseeing the Company’s financial and accounting functions and evaluating the Company’s internal controls over financial reporting. In addition, in light of her position and experiences at Goldner Hawn, Ms. Kro brings the perspective of a professional institutional shareholder to Board discussions, which we believe adds a strategic resource to a Board seeking to maximize shareholder value. Ms. Kro’s interaction with Goldner Hawn’s portfolio companies also provides insight to the Board on corporate governance and compensation trends.
2009

Richard L. Monfort Age 56
From 1991 to 1995, Richard L. Monfort served as Group Vice President and Chief Executive Officer of ConAgra Red Meats division, which had approximately $8 billion in annual pork and beef sales. From September 1995 to the present, Mr. Monfort has been engaged in the management of various private business and investment interests, including acting as managing partner of the Hyatt Grand Champions Hotel in Palm Springs, California, and being an owner of the Hilltop Steakhouse in Boston, Massachusetts and a partner in the Montera Cattle Company. Since 1997, Mr. Monfort has served as Vice Chairman of the Colorado Rockies, a professional baseball team. Committee(s): Audit; Compensation.

In addition to his general business acumen and business and investment management experience, including in the hospitality and restaurant industries, Mr. Monfort’s experience with the pork and beef markets uniquely qualifies him to serve on the Company’s Board of Directors. His additional experience as a private equity investor, coupled with his ownership position in the Company, provides the Board with a strategic focus on maximizing shareholder value.
1996

Name and Age of	Principal Occupation, Business Experience	Director
Director and Nominee	For the Past Five Years and Directorships of Public Companies	Since

Dean A. Riesen Age 54
Appointed as a director in March 2003, Dean A. Riesen has been Managing Partner of Rimrock Capital Partners, LLC and Riesen & Company, LLC since 2001, both real estate investment entities. Riesen also served as a member of Meridian Bank, N.A.’s Board of Directors and Chairman of its Audit Committee from 2005-2009. Previously, Mr. Riesen served as Chief Financial Officer of Carlson Holdings, Inc. (parent of Carlson Companies, Inc. and T.G.I. Friday’s, Inc.) from 1999-2001. Mr. Riesen was also President & CEO of Tonkawa, Inc. from 1999-2001 and President, CEO, and General Partner of Carlson Real Estate Company from 1985-2001. Mr. Riesen served on Carlson Companies’ Investment Committee from 1989-1999. Mr. Riesen was a member of Thomas Cook Holdings LTD (U.K.) Board of Directors and a member of its Audit Committee. Mr. Riesen currently serves as a member of the Cornell College Board of Trustees, and on the Advisory Board of Services Group of America, Inc. Committee(s): Compensation (Chair); Corporate Governance and Nominating (Chair); Audit; Strategic Planning.

In addition to serving in a variety of business related capacities, Mr. Riesen’s background in strategic business planning and his expertise in real estate matters specifically qualifies him to serve on the Company’s Board of Directors, where he can help develop and guide the Company’s strategic plans and assist the Board in overseeing the Company’s real estate related matters. In addition, because Mr. Riesen has acquired a breadth of knowledge and remains current on trends in corporate governance and compensation practices, he is a valuable resource to the Board serving as Chair of both the Corporate Governance and Nominating Committee and the Compensation Committee. Mr. Riesen also brings a shareholder’s mentality to the Board given his ownership position in the Company.
2003

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Certain statements contained in this Proxy Statement include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements in this Proxy Statement are based on information currently available to us as of the date to which this Proxy Statement pertains, and we assume no obligation to update any forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may include, among others, those factors listed in Item 1A of our most recent Annual Report on Form 10-K, and elsewhere in our Annual Report on Form 10-K, and our other filings with the Securities and Exchange Commission. The following discussion should be read in conjunction with “Selected Financial Data” (Item 6 of our Annual Report on Form 10-K) and our financial statements and related footnotes appearing elsewhere in our Annual Report on Form 10-K.

Overview

We operated 182 Famous Dave’s restaurants in 37 states as of January 2, 2011, including 52 company-owned restaurants and 130 franchise-operated restaurants. As of the same date, we employed approximately 3,175 employees, who we refer to as our “team members,” of which approximately 340 were full-time. Seven executives participated in the Company’s executive compensation plans in fiscal 2010; however, only our Chief Executive Officer and Chief Financial Officer are considered “named executive officers” for purposes of the compensation tables appearing elsewhere in this Proxy Statement.

General Compensation Philosophy

The Compensation Committee of the Board of Directors has direct oversight and responsibility for the Company’s executive compensation policies and programs. The Company’s executive compensation policies and programs are designed to provide:

•	competitive levels of compensation that integrate with the Company’s annual objectives and long-term goals;

•	long-term incentives that are aligned with shareholder interests;

•	a reward system for above-average performance;

•	recognition for individual initiative and achievements; and

•	a means for the Company to attract and retain qualified executives.

To that end, it is the view of the Compensation Committee that the total compensation program for executives should consist of the following three elements, all determined by individual and corporate performance:

•	Base salary compensation;

•	Annual incentive compensation (bonus); and

•	Stock incentive awards (Performance Shares and Restricted Stock Units).

In addition to the compensation program elements listed above, we have established a Deferred Stock Unit Plan and a Non-Qualified Deferred Compensation Plan in which certain executives are entitled to participate. The Compensation Committee believes that the availability of these plans, each of which are discussed below, adds to the attractiveness of the Company’s overall compensation program and positively impacts the Company’s ability to hire and retain qualified executives.

The Compensation Committee approves, on an annual basis, the competitiveness of our overall executive compensation programs, including the appropriate mix between cash and non-cash compensation as well as annual and long-term incentives. When deemed appropriate by the Compensation Committee, compensation tally sheets for the Named Executive Officers are prepared and reviewed by the Compensation Committee. These tally sheets affix dollar amounts to all components of the Named Executive Officers’ compensation, including salary, bonus, outstanding equity awards, and performance share grants.

As set forth in its written charter, the Compensation Committee has access to resources it deems necessary or desirable to accomplish its responsibilities, including the sole authority to retain (with funding provided by the Company) independent experts in the field of executive compensation. The Compensation Committee has the sole authority to retain and to terminate such independent compensation experts, and to approve the fees and other retention terms. During fiscal 2007, the Compensation Committee retained Towers Perrin as an independent compensation expert to advise the Compensation Committee with respect to development and implementation of the Company’s compensation packages. Due in part to a lack of change in the Company’s compensation policies from the previous year and the continued relevance of Towers Perrin’s previous advice, the Compensation Committee did not retain an outside compensation expert to advise on fiscal 2008 compensation packages, electing instead to consult with Towers Perrin on a limited and informal basis. In addition, the Company relied heavily on executive search firms and the market for executive talent in arriving at salary and bonus determinations for executive new hires in light of executive turnover experienced by the Company during fiscal 2008. During fiscal 2009 and 2010, the Compensation Committee primarily relied upon internal Company resources to generate information on which to benchmark the Company’s compensation practices and engaged Towers Watson and its predecessor, Towers Perrin, respectively, to validate such information prior to making compensation determinations. The methodology used by the Company, which included but was not limited to analyses of salary survey data and peer company proxy data, was similar to that used by Towers Perrin when performing past analyses for the Company.

Annual Compensation Plans

The Compensation Committee evaluates the Company’s executive compensation structure for our executives on an annual basis to ensure that we are providing a competitive compensation structure for our executives. Additionally, the Compensation Committee ensures that our programs continue to be consistent with established policies.

It is currently our objective to compensate our executives through a combination of salary and bonus eligibility within the mid-point to third quartile of the market for similar positions within companies of comparable size, growth and profitability in our industry. In replacing several executive positions during fiscal 2008 and 2009, we found this objective to be generally consistent with the market for new executive hires. The Compensation Committee continues to evaluate this position in order to remain competitive from a compensation perspective, and will make changes to our compensation programs that it deems desirable and in the best interests of the Company from time to time.

Our Chief Executive Officer does not have direct involvement in the determination of his own compensation, the determination and structure of which is the sole responsibility of the Compensation Committee. However, our Chief Executive Officer provides input to the Compensation Committee regarding executive compensation and participated in the ultimate determination of compensation for the Company’s other executives, as was the case for decisions related to compensation for our Chief Financial Officer for fiscal 2008, 2009, 2010 and 2011. In light of the executive attrition that we experienced in 2008, executive searches were undertaken and hiring decisions were made solely under the direction of our Chief Executive Officer. During that process, the determination of executive compensation for new hires was primarily based on the market for executive talent and, although it remained informed regarding the executive search process, the Compensation Committee had limited involvement in determining new hire compensation.

Base Salary Compensation

Base salary compensation is determined by the potential impact each position has on the Company, the skills and experiences required by the position, the performance and potential of the incumbent in the position, and competitive market information.

Incentive Compensation

The Compensation Committee believes strongly that the Company’s executive compensation arrangements should closely align the interests of management with the interests of our shareholders. With that in mind, the Compensation Committee has established annual incentive compensation (bonus) plans and performance shares programs (discussed below) that reward executives based on the Company achieving pre-determined earnings per share (EPS) targets. With respect to the annual incentive compensation (bonus) plans, actual payouts to executives are determined by the extent to which these EPS targets are achieved for the applicable year. With respect to performance share programs, actual payouts are determined by the extent to which the cumulative total of EPS targets are achieved over a three year performance period. The Compensation Committee believes that “incentive” compensation should represent an inducement for performance that meets or exceeds challenging targets. This belief is evidenced by the fact that management’s annual bonus and/or performance share payouts over the past three years have ranged from 0% to 121% of Board of Director established targets. Actual percentage payout of annual bonus and/or performance shares over the last three years is set forth below in this Compensation Discussion and Analysis. The Board of Directors intends to challenge the Company’s management by continuing to set aggressive targets that are achievable and provide an appropriate return for the Company’s shareholders.

Annual Incentive Compensation (Bonus) Plan

Under the Company’s annual incentive compensation plan, target annual incentive compensation is calculated for each executive as a percentage of his or her annual salary, and the applicable percentage is based on competitive market information for similar positions and experience. For 2008, target incentive compensation as a percentage of annual base salary was 40% for Mr. O’Donnell and Ms. Purcel, who then served as Chief Operating Officer and Chief Financial Officer, respectively. Upon being promoted to President and Chief Executive Officer in September 2008, Mr. O’Donnell’s target percentage was increased to 100% of his base salary. At the same time the Compensation Committee increased Ms. Purcel’s target percentage to 75% of her base salary. The Compensation Committee utilized external survey data in determining target annual incentive compensation for fiscal 2008, 2009 and 2010. The published survey data considered by the Compensation Committee for fiscal 2010 came from four sources: HCE Restaurant Survey, Hay Restaurant Survey, Watson Wyatt’s Survey Report on Top Management Compensation and People Report’s Survey. The 10 publicly traded peer companies that were included in the Compensation Committee’s analysis for fiscal 2010 are listed below:

• Ark Restaurants Corp.	• The Cheesecake Factory Inc.	• P.F. Chang’s China Bistro Inc.
• BJ’s restaurants Inc.	• J. Alexander’s Corp.	• Red Robin
• California Pizza Kitchen Inc.	• O’Charley’s Inc.	• Texas Roadhouse
• Caribou Coffee Company Inc.

The actual incentive compensation payouts are based on the Company achieving EPS targets established by the Company’s Board of Directors, and are calculated using a linear scale representing a payout of between 50% and 200% of the amount of executives’ target annual incentives. If the Company achieves at least 80% of the annual EPS target, each executive will be entitled to receive a percentage of his or her target annual incentive equal to the percentage of the EPS Goal achieved by the Company, up to the 200% maximum payout, as illustrated below:

Payout as Percent of Target		% of EPS Target

200%	Maximum	150%
100%	Target	100%
50%	Minimum	80%

Annual EPS targets are established by the Company’s Board of Directors and are intended to represent goals on which to base additional compensation for meeting those targets. The annual EPS targets take into account the macroeconomic environment, the industry in which the Company competes, the Company’s growth objectives, the life cycle of the Company, and the determination of an adequate return to shareholders given the before-mentioned factors. Payouts at 100% of target amounts are expected to be realized approximately 30% of the time over a ten year period, while payouts at 200% of target amounts are expected to be realized 10% of the time over a ten year period. Annual EPS target amounts for fiscal 2008, 2009 and 2010, the percentage of those target amounts achieved and the actual payouts as a percentage of target amounts, are set forth below (note: the identified 2010 EPS target amount excludes a $0.15 non-cash gain related to the acquisition of seven restaurants in New York and New Jersey):

			Actual Payout as
	EPS	% of EPS	Percent
Year	Target	Target Achieved	of Target Payout

2008	$0.72	5.6%	0.00%
2009	$0.56	110.7%	121.4%
2010	$0.66	101.5%	103.0%

The table below, which sets forth potential and actual annual incentive compensation payouts for fiscal 2008, 2009 and 2010, illustrates how annual incentive compensation applies to the Company’s Named Executive Officers. Fiscal 2008 annual salary and annual incentive compensation as a percent of annual salary for Mr. O’Donnell and Ms. Purcel were calculated using a pro rata blend of the salaries and percentages in effect during that year.

			Annual
			Incentive
			Compensation	Potential Annual				Actual
			as a	Incentive Compensation Payout			% of	Payout as	Actual
			Percent of	80% of	100% of	150% of	EPS	Percent of	Incentive
	Fiscal	Annual	Annual	EPS	EPS	EPS	Target	Target	Compensation
Name	Year	Salary	Salary	Target	Target	Target	Achieved	Payout	Payout

Christopher O’Donnell	2010	$350,000	100%	$175,000	$350,000	$700,000	101.5%	103.0%	$360,500
	2009	$300,000	100%	$150,000	$300,000	$600,000	110.7%	121.4%	$364,200
	2008	$244,330	100%	$76,235	$152,470	$304,940	5.6%	0.00%	$0

Diana G. Purcel	2010	$276,750	75%	$103,781	$207,563	$415,125	101.5%	103.0%	$213,789
	2009	$270,000	75%	$101,250	$202,500	$405,000	110.7%	121.4%	$245,835
	2008	$261,780	75%	$60,770	$121,540	$243,080	5.6%	0.00%	$0

In evaluating incentive compensation for fiscal 2011, the Compensation Committee considered published survey data from Hay Information Services Chain Restaurant Compensation Survey, HCE Chain Restaurant Compensation and Select Restaurant Custom Surveys, Towers Watson’s Industry Report on Top Management Compensation, and People Report’s Corporate Compensation and Benefits Survey. The 11 publicly traded peer companies that were included in the Compensation Committee’s analysis for fiscal 2011 are listed below:

• Ark Restaurants Corp.	• Caribou Coffee Company Inc.	• P.F. Chang’s China Bistro Inc.
• BJ’s restaurants Inc.	• The Cheesecake Factory Inc.	• Red Robin
• Buffalo Wild Wings, Inc.	• J. Alexander’s Corp.	• Texas Roadhouse
• California Pizza Kitchen Inc.	• O’Charley’s Inc.

The applicable percentages of annual salary for the Named Executive Officers for fiscal 2011 are set forth below, along with the potential annual incentive compensation payouts assuming the Company achieves at least 80% of its Annual EPS target:

		Annual
		Incentive	Potential Annual
		Compensation	Incentive Compensation Payout
	Annual	as a Percent of	80% of	100% of	150% of
Name	Salary	Annual Salary	EPS Target	EPS Target	EPS Target

Christopher O’Donnell	$375,000	100%	$187,500	$375,000	$750,000
Diana G. Purcel	$282,285	75%	$105,857	$211,714	$423,428

Stock Incentive Awards — Performance Shares and Restricted Stock Units

A key objective of our Compensation Committee is to align Company performance with shareholder expectations. In order to better align these objectives, the Compensation Committee primarily uses performance shares as a long-term incentive award for executives, including Named Executive Officers. The Compensation Committee believes that the use of performance shares as a long-term incentive award more closely aligns management’s objectives with that of its shareholders than do stock options, because performance shares are earned based on the Company achieving specific cumulative EPS goals over a three year period, rather than awards of stock options that merely vest with the passage of time. In fiscal 2008, however, the Compensation Committee elected to supplement performance share grants with limited grants of restricted stock units that vest in three installments on the third, fourth and fifth anniversary of the grant date. These restricted stock units were granted to Mr. O’Donnell and Ms. Purcel, and the Compensation Committee elected to make these grants primarily for retention purposes in light of the turnover in executive ranks recently experienced by the Company.

As with annual incentive compensation, the Compensation Committee considered information pertaining to comparable organizations based on the published survey data and proxy data for the publicly traded peer companies mentioned above, in determining the fiscal 2008, 2009 and 2010 recommended grant of stock incentive awards to the Company’s executives. When determining the amount of a stock incentive grant to an executive for a particular year, the Compensation Committee does not take into account any gains realized during that year by the executive as a result of his or her individual decision to exercise an option granted in a previous year, previous grants of performance shares, or any gains realized by him or her upon the ultimate grant of shares underlying a stock performance grant. Such gains are excluded from the determination because the decision as to whether the value of exercisable stock options will be realized in any particular year is determined by each individual executive’s decision whether to exercise all or a portion of such stock options and not by the Compensation Committee.

To the extent earned after the applicable three year period, performance shares are paid in shares of the Company’s common stock. Therefore, the value realizable from performance shares is dependent upon the extent to which the Company’s performance is reflected in the market price of the Company’s common stock at any particular point in time.

The Compensation Committee will continue to evaluate the appropriate form for Company stock incentive awards and make changes to the form of such awards as it deems desirable and in the best interests of the Company from time to time.

Performance Share Programs

As of January 2, 2011, we had three performance share programs in progress, each with a three-year performance period: the 2008 Performance Share Program, the 2009 Performance Share Program, and the 2010 Performance Share Program (each a “Performance Share Program”). Under each Performance Share Program, the Company has granted recipients the right to receive a specified number of shares of the Company’s common stock (“Performance Shares”) subject to the Company achieving a specified percentage of the cumulative total of the EPS goals for each of the fiscal years making up the three-year performance period (the “Cumulative EPS Goal”). The specified number of Performance Shares granted to each executive under a particular Performance Share Program is a function of the value of target long-term compensation established by the Compensation Committee for that executive (which reflects a percentage of the executive’s annual base salary) and the stock price on the date that the Performance Share Program is put in place. The Compensation Committee determines the EPS goal for each fiscal year prior to the beginning of each fiscal year. The actual EPS for each fiscal year is based on the earnings per diluted share amount for that fiscal year as set forth in the audited financial statements filed with the Company’s Annual Report on Form 10-K. The determination as to the number of Performance Shares to be received, if any, is determined after the Company files its Annual Report on Form 10-K for the last fiscal year of the applicable three-year performance period and the Performance Shares are issued following such filing if the applicable specified percentage of the Cumulative EPS Goal is achieved. The Performance Share grants for each recipient are contingent on the recipient remaining an employee of the Company until the filing of the Annual Report on Form 10-K for the applicable fiscal year. The EPS goals utilized for the determination of performance shares are the same measurement as the EPS targets discussed above in Annual Incentive Compensation.

For each of the identified programs currently in progress (the 2009 and 2010 Performance Share Programs), if the Company achieves at least 80% of the Cumulative EPS Goal, then each recipient will be entitled to receive a percentage of the “Target” number of Performance Shares granted that is equal to the percentage of the Cumulative EPS Goal achieved, up to 100%. Under the now completed 2008 Performance Share Program, if the Company had achieved between 100% and 150% of the Cumulative EPS Goal, each recipient would have been entitled to receive an additional percentage of the “Target” number of Performance Shares granted equal to twice the incremental percentage increase in the Cumulative EPS Goal over 100% (e.g., if the Company had achieved 120% of the

Cumulative EPS Goal, then the recipient would have been entitled to receive 140% of his or her “Target” Performance Share amount). The maximum share payout a recipient will be entitled to receive under the 2009 and the 2010 programs is 100% of the “Target” number of Performance Shares granted if the Cumulative EPS Goal is met.

For fiscal 2008, the Compensation Committee adjusted the Company’s calculation of EPS to add back impairment charges (net of budgeted amounts) taken in connection with the acquisition and subsequent disposition of the Company’s Atlanta locations and certain other restaurant closures. The Compensation Committee viewed this as an isolated adjustment in light of extraordinary non-cash impairment charges taken by the Company during that year. The Compensation Committee deemed the adjustment appropriate because the impairment charges resulted from business decisions made prior to the constitution of the current executive team. The Compensation Committee does not intend to regularly adjust the calculation of EPS based on future impairments or other non-recurring events.

Based on the actual, cumulative 2008 Performance Share Program results, recipients earned 91.2% of the Performance Shares originally granted under this program. The Company has achieved 105.7% of the cumulative total of the EPS goals through the first two years of the 2009 Performance Share Program and 101.5% for the first year of the 2010 Performance Share Program. Information regarding the Target Performance Share grants for the Named Executive Officers under the 2008, 2009 and 2010 Performance Share Programs, along with the number of shares earned under the 2008 Performance Share Program, is illustrated below:

		Target	% of
		Performance	Cumulative		Performance
	Performance	Shares	EPS Goal		Shares
Name	Share Program	Granted	Achieved		Issued(1)

Christopher O’Donnell	2008 Performance Share Program	7,300	91.2	%(2)	6,660
	2009 Performance Share Program	81,200	105.7	%(3)	—
	2010 Performance Share Program	58,100	101.5	%(4)	—

Diana G. Purcel	2008 Performance Share Program	8,700	91.2	%(2)	7,937
	2009 Performance Share Program	52,800	105.7	%(3)	—
	2010 Performance Share Program	34,500	101.5	%(4)	—

(1)	Represents the gross number of Performance Shares earned by the recipient prior to any forfeiture election for purposes of satisfying tax withholding obligations.

(2)	Represents percentage of Cumulative EPS Goal achieved throughout the entire three year performance period.

(3)	Represents percentage of Cumulative EPS Goal achieved through the first two years of the three year performance period. Maximum payout under the 2009 Performance Share Program is 100% of the “Target” shares granted.

(4)	Represents percentage of Cumulative EPS Goal achieved through the first year of the three year performance period. Maximum payout under the 2010 Performance Share Program is 100% of the “Target” shares granted.

Restricted Stock Units

In limited circumstances, the Compensation Committee has elected to supplement stock incentive awards in the form of performance shares with grants of restricted stock units. Restricted stock units are units that evidence the right to receive shares of common stock at a future date, subject to restrictions that may be imposed by the Compensation Committee. The Company’s grants of restricted stock units are subject to vesting restrictions and vest in three equal annual installments on the three, four and five-year anniversaries of the grant date provided that the recipient remains employed by the Company through the applicable vesting date, and vest in their entirety upon a “change of control.” To the extent vested, the recipient has the right to receive shares comprising the units upon the termination of their employment with the Company. The Compensation Committee first approved the grant of 100,000 restricted stock units to a former Company executive upon his appointment as President and Chief Executive Officer in April 2008. This entire grant was forfeited by the former executive in September 2008 upon his resignation from the Company. Due in part to the turnover in executives experienced by the Company during 2008, the Compensation Committee elected to make grants of 50,000 and 25,000 restricted stock units, respectively, to Mr. O’Donnell and Ms. Purcel in September 2008.

Deferred Stock Unit Plan

We maintain an Executive Elective Deferred Stock Unit Plan (the “Deferred Stock Unit Plan”), in which executives can elect to defer all or part of their annual incentive compensation or commissions, or their receipt of any compensation in the form of stock grants under the Company’s equity incentive plans or otherwise, for a specified period of time. The amount of compensation that is deferred is converted into a number of stock units, as determined by the share price of our common stock on the effective date of the election. These units are converted back into a cash amount at the expiration of the deferral period based on the share price of our common stock on the expiration date and paid to the executive in cash in accordance with the payout terms of the plan. Accordingly, we recognize compensation expense throughout the deferral period to the extent that the share price of our common stock increases, and reduce compensation expense throughout the deferral period to the extent that the share price of our common stock decreases.

Deferred Compensation Plan

We maintain a Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) in which selected employees who are at the “director” level and above are eligible to participate. Participants must complete a deferral election each year and submit it to the Company, prior to the beginning of the fiscal year for which the compensation pertains, indicating the level of compensation (salary, bonus and commissions) they wish to have deferred for the coming year. This deferral election is irrevocable except to the extent permitted by the Deferred Compensation Plan’s administrator, and the applicable regulations promulgated by the Internal Revenue Service. For fiscal 2008, 2009 and 2010, the Company matched 50.0%, 25.0% and 25.0%, respectively, of the first 4.0% contributed by participants and paid declared interest rates of 8.0%, 6.0% and 6.0%, respectively, on balances contributed during fiscal 2008, 2009 and 2010. For fiscal 2011, the Company will again match 25% of the first 4.0% contributed by participants and will pay a declared interest rate of 6.0% on contributions. The Board of Directors administers the Deferred Compensation Plan and can change the Company match, interest rate or any other aspects of the plan at any time.

Deferral periods are defined as the earlier of termination of employment or not less than three calendar years following the end of the applicable Deferred Compensation Plan Year. Extensions of the deferral period for a minimum of five years are allowed, provided the election is made at least one year before the first payment affected by the change. Payments can be in a lump sum or in equal payments over a two-, five- or ten-year period, plus interest from the commencement date.

The Deferred Compensation Plan assets are kept in an unsecured account that has no trust fund. In the event of bankruptcy, any future payments would have no greater rights than that of an unsecured general creditor of the Company and they confer no legal rights for interest or claim on any assets of the Company. Benefits provided by the Deferred Compensation Plan are not insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income Security Act of 1974 (“ERISA”), because the pension insurance provisions of ERISA do not apply to the Deferred Compensation Plan.

For the plan year ended December 31, 2010, Named Executive Officers contributed $11,070 to the Plan and the Company provided matching funds and interest of $8,886.

Clawback Protective Provisions

We believe that our executives are held accountable to comply with our high ethical standards. In that regard, our annual incentive compensation plan and the agreements governing grants under our performance share programs include what is commonly referred to as a clawback provision. Under these provisions, the Board may, in its discretion and to the extent permitted by law, require executive recipients of awards to forfeit or repay compensation received following a restatement of the Company’s financial statements that the Board determines would not have been received had such financial statements been initially filed as restated. Although first inserted into the agreement governing grants under the 2010 Performance Share Program, the clawback provisions also apply to grants under the 2008 and 2009 Performance Share Programs, payment under which resulted or will result in part from the Company’s performance during past, current and/or future periods.

Stock Ownership Expectations

In accordance with the desire to better align the long-term objectives of our executives and Board of Directors with our shareholders, our Board of Directors has adopted minimum stock ownership guidelines that set forth the levels of ownership expected of Board members and top executives of the Company. Board members are expected to own shares of our common stock equal in value to at least three times their annual Board of Directors compensation. Our Chief Executive Officer is expected to own shares of our common stock and vested options equal in value to at least four times his annual salary, while our Chief Financial Officer is expected to own shares of our common stock and vested options equal in value to at least two times her annual salary. Other Vice Presidents are expected to own shares of our common stock and vested options equal in value to at least their respective annual salaries. For purposes of determining compliance with the minimum stock ownership guidelines, share ownership is defined to include stock owned directly by the director or executive and vested stock options. The determination does not include Performance Shares until those shares are actually earned and issued. The Board of Directors acknowledges that the value of directors’ and executives’ share ownership will fluctuate based on the market price of our stock and, therefore, deficiencies in share ownership levels may exist from time to time. Shares owned directly by directors and executives in compliance with the minimum ownership guidelines represent investments in our common stock. Therefore, gains or losses resulting from appreciation or depreciation of these shares are not taken into account when calculating compensation amounts reported in this Proxy Statement.

Other Benefits

We provide additional benefit plans to employees, including the Named Executive Officers, such as medical, dental, life insurance and disability coverage, flex benefit accounts, 401(k) plan, an employee assistance program and an employee stock purchase plan. We also provide vacation and other paid holidays to employees, including the Named Executive Officers, which are comparable to those provided at other companies of comparable size.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Annual cash incentive compensation, stock option awards and awards of Performance Shares generally are performance-based compensation meeting those requirements and, as such, are fully deductible.

Employment Agreements and Employment Arrangements

Employment Arrangement with Christopher O’Donnell

Christopher O’Donnell was appointed as the Company’s President and Chief Executive Officer on September 11, 2008. Prior to that time, Mr. O’Donnell served as Chief Operating Officer of the Company. Prior to his appointment as President and Chief Executive Officer, Mr. O’Donnell has an employment arrangement with the Company pursuant to which, during fiscal 2008, he received an annualized salary of $220,000, was eligible for a bonus of up to 40% of his base salary, and received medical, dental and other customary benefits. Effective upon his September 2008 promotion, Mr. O’Donnell’s annualized base salary was increased to $300,000 and his fiscal 2008 bonus potential was increased to 100% of his base salary. In addition, the Company granted 50,000 restricted stock units to Mr. O’Donnell on the date of his promotion, the terms of which are discussed under “Restricted Stock Units” above. Effective January 3, 2010, Mr. O’Donnell’s annualized base salary was increased to $350,000, and was further increased to $375,000 effective January 2, 2011. Mr. O’Donnell also has a severance agreement which entitles him to receive severance pay for a period of twelve months (subject to mitigation if he commences employment with another employer) if his employment is terminated without “cause”, or if his employment terminates for any reason or no reason (including his voluntary resignation) within six months following a “change of control.”

Employment Arrangement with Diana G. Purcel

Diana G. Purcel, the Company’s Chief Financial Officer and Secretary, has an employment arrangement with the Company pursuant to which, during fiscal 2008, she received an annualized salary of $260,000, was eligible for a bonus of up to 40% of her base salary, and received medical, dental and other customary benefits. In September 2008, Ms. Purcel’s fiscal 2008 bonus potential was increased to 75% of her base salary and she was granted 25,000 restricted stock units, the terms of which are discussed under “Restricted Stock Units” above. Effective October 27, 2008, Ms. Purcel’s annualized salary was increased to $270,000 and was further increased to $276,750 effective January 3, 2010, and $282,285 effective January 2, 2011. Ms. Purcel also has a severance agreement which entitles her to receive severance pay for a period of twelve months (subject to mitigation if she commences employment with another employer) if her employment is terminated without “cause”, or if her employment terminates for any reason or no reason (including her voluntary resignation) within six months following a “change of control.”

EXECUTIVE COMPENSATION

The following summary compensation table reflects cash and non-cash compensation for the 2008, 2009 and 2010 fiscal years awarded to or earned by (i) each individual serving as the Principal Executive Officer and the Principal Financial Officer of the Company during the fiscal year ended January 2, 2011; and (ii) each individual that served as an executive officer of the Company at the end of such fiscal year who received in excess of $100,000 in salary and bonus during such fiscal year (the “Named Executive Officers”).

Summary Compensation Table

						Change in
						Pension
						Value and
						Non-Qualified
					Non-Equity	Deferred
				Stock	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)	($)

Christopher O’Donnell	2010	$350,000	—	$346,276	$360,500	—	—	$1,056,776
President and Chief Executive	2009	$300,000	—	$223,300	$364,200	—	—	$887,500
Officer	2008	$244,330	—	$552,998	—	—	—	$797,328

Diana G. Purcel	2010	$276,750	—	$205,620	$213,789	$2,718	—	$698,877
Chief Financial Officer	2009	$270,000	—	$145,200	$245,835	$1,793	—	$662,828
and Secretary	2008	$261,780	—	$344,972	—	$1,066	—	$607,818

(1)	Amounts shown reflect the aggregate grant date fair value for stock awards granted under the Company’s Performance Share Program that commenced during the applicable year, computed in accordance with FASB ASC Topic 718. The Company calculates fair value by multiplying the closing stock price on the date of grant by the target number of shares granted under the award. The amounts shown for 2008 also reflect the grant of restricted stock units to the Named Executive Officers. See “Grants of Plan-Based Stock Awards” below for details regarding stock awards granted under the 2010 Performance Share Program.

(2)	Amounts shown were earned under the Company’s 2008, 2009 and 2010 Annual Incentive Plans. The ranges of eligible payouts under the 2010 Annual Incentive Plan are reflected in the “Grants of Plan-Based Stock Awards” below.

(3)	The Company does not maintain a pension plan. Amounts shown were earned under the Company’s Non-qualified Deferred Compensation Plan and represent the difference between the interest rate earned during the applicable year (8.0% for 2008 and 6.0% for 2009 and 2010) under that plan and 120% of the long-term applicable federal rate (5.26% in 2008, 4.93% in 2009 and 4.18% in 2010).

Grants of Plan-Based Awards

The following table sets forth information with respect to each incentive award granted to the Named Executive Officers during the fiscal year ended January 2, 2011.

								All Other	All Other
								Stock	Option		Grant
								Awards:	Awards:	Exercise	Date
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Fair
		Under Non-Equity			Under Equity Incentive Plan			Shares of	Securities	Price of	Value of
		Incentive Plan Awards(1)			Awards			Stock or	Underlying	Option	Stock and
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Grant Date	($)(2)	($)(3)	($)(4)	(#)(5)	(#)(6)	(#)(7)	(#)	(#)	($/Sh)	Awards(8)

Christopher O’Donnell	1/4/10	175,000	350,000	700,000	—	—	—	—	—	—	—
Christopher O’Donnell	1/4/10	—	—	—	46,480	58,100	58,100	—	—	—	346,276
Diana G. Purcel	1/4/10	103,781	207,563	415,125	—	—	—	—	—	—	—
Diana G. Purcel	1/4/10	—	—	—	27,600	34,500	34,500	—	—	—	205,620

(1)	Represents potential payouts under the Company’s annual incentive compensation (bonus) plan for fiscal 2010 depending on the extent to which the Company achieved the pre-determined EPS target. Subject to achieving an 80% threshold of the EPS target, the amount that can be earned ranges from 50% to 200% of the target payout amount. No amounts would have been payable under the 2010 annual incentive compensation plan if the Company achieved less than the 80% threshold. The actual amounts earned for fiscal 2010 are reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(2)	Represents the “threshold” amount of cash incentive compensation which the recipient was entitled to receive under the 2010 annual incentive compensation plan if the Company achieved 80% of the pre-determined 2010 EPS target.

(3)	Represents the “target” amount of cash incentive compensation which the recipient was entitled to receive under the 2010 annual incentive compensation plan if the Company achieved 100% of the pre-determined 2010 EPS target.

(4)	Represents the “maximum” amount of cash incentive compensation which the recipient was entitled to receive under the 2010 annual incentive compensation plan if the Company achieved 150% of the pre-determined 2010 EPS target.

(5)	Represents the “threshold” number of shares of common stock that the recipient is eligible to receive at the end of the three-year performance period under the 2010 Performance Share Program. If the Company achieves between 80% and 100% of the Cumulative EPS Goal, recipients will be entitled to a percentage of the “target” number of shares equal to the percentage of the Cumulative EPS Goal achieved.

(6)	Represents the “target” number of Performance Shares that the recipient will receive under the 2010 Performance Share Program at the end of the three-year performance period if 100% of the Cumulative EPS Goal over such period is achieved.

(7)	Represents the “maximum” number of Performance Shares that the recipient is eligible to receive at the end of the three-year performance period under the 2010 Performance Share Program. The maximum number of share’s any participant can receive is identical to the “target” number under the 2010 Performance Share Program.

(8)	Amounts shown with respect to Performance Shares represent the value at the grant date based upon the probable outcome of conditions to which the ultimate grant of Performance Shares is subject.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers at January 2, 2011:

						Stock Awards
									Equity
									Incentive
								Equity	Plan
	Option Awards							Incentive	Awards:
			Equity					Plan	Market
			Incentive					Awards:	or Payout
			Plan					Number of	Value of
			Awards:				Market	Unearned	Unearned
	Number of	Number of	Number of			Number of	Value of	Shares,	Shares,
	Securities	Securities	Securities			Shares or	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			Units of	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights	Rights
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	That Have	That Have
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)(3)	(#)(4)	($)(3)

Christopher O’Donnell	20,000	—	—	$3.94	02/09/2011	—	—	—	—
	30,000	—	—	$6.60	07/19/2012	—	—	—	—
	20,000	—	—	$6.15	02/18/2014	—	—	—	—
	—	—	—	—	—	—	—	81,200 (1)	$905,380
	—	—	—	—	—	—	—	58,100 (2)	$647,815
	—	—	—	—	—	50,000	557,500	—	—
Diana G. Purcel	30,000	—	—	$5.05	11/18/2013	—	—	—	—
	20,000	—	—	$6.15	02/18/2014	—	—	—	—
	—	—	—	—	—	—	—	52,800 (1)	$588,720
	—	—	—	—	—	—	—	34,500 (2)	$384,675
	—	—	—	—	—	25,000	278,750	—	—

(1)	Awards granted under the Company’s 2009 Performance Share Program will vest, if earned, on the date the Company files its Annual Report on Form 10-K for fiscal 2011.

(2)	Awards granted under the Company’s 2010 Performance Share Program will vest, if earned, on the date the Company files its Annual Report on Form 10-K for fiscal 2012.

(3)	Market value calculations based on the Company’s closing stock price of $11.15 on December 31, 2010, the last trading day during the fiscal year ended January 2, 2011.

(4)	Represents the “target” number of shares of common stock that the recipient will receive at the end of the three-year performance period if 100% of the Cumulative EPS Goal over such period is achieved.

Option Exercises and Stock Vested

The following table sets forth information concerning each exercise of stock options and each vesting of stock, including the earning and issuance of Performance Shares, during the fiscal year ended January 3, 2010 for each Named Executive Officer:

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)(1)	(#)(2)	($)(3)

Christopher O’Donnell	16,000	$99,400	5,043	$37,621
Diana G. Purcel	—	—	6,282	$46,864

(1)	Value realized was determined based on the difference between the option exercise price on the date of grant and the fair market value of the shares on the date exercised.

(2)	Shares acquired were earned under the Company’s 2007 Performance Share Program on March 19, 2010, the date corresponding with the Company’s filing of its Annual Report on Form 10-K for fiscal 2009. The share amounts shown do not reflect the acquisition of 6,660 and 7,937 shares, respectively, earned by Mr. O’Donnell and Ms. Purcel under the Company’s 2008 Performance Share Program on March 18, 2011, the date corresponding with the Company’s filing of its Annual Report on Form 10-K for fiscal 2010.

(3)	Award values under the Company’s 2007 Performance Share Program were determined based on a vesting date of March 19, 2010, the date corresponding with the Company’s filing of its Annual Report on Form 10-K for fiscal 2009.

Non-Qualified Deferred Compensation

The following table sets forth information concerning each defined contribution or other plan of the Company that provides for the deferral of compensation on a basis that is tax-qualified:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Last FY	Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)

Christopher O’Donnell	$—	$—	$—	$—	$—
Diana G. Purcel	$11,070	$2,767	$6,119	$—	$94,412

Director Compensation

During 2010, non-employee Board members received a cash retainer for their service on the Board. Each director received a retainer of $75,000, except for Lisa A. Kro who received $82,500 in recognition of the additional work associated with her service as the chairperson of the Company’s Audit Committee. The following table sets forth information concerning the compensation of directors for the fiscal year ended January 2, 2011:

					Change in
	Fees				Pension
	Earned				Value and
	or			Non-Equity	Non-Qualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)

K. Jeffrey Dahlberg	$75,000	—	—	—	—	—	$75,000
Wallace B. Doolin	$75,000	—	—	—	—	—	$75,000
Lisa Kro	$82,500	—	—	—	—	—	$82,500
Richard L. Monfort	$75,000	—	—	—	—	—	$75,000
Dean A. Riesen	$75,000	—	—	—	—	—	$75,000

Executive Officers of the Company

		Principal Occupation, Business Experience for the
Name and Title	Age	Past Five Years and Directorships of Public Companies

Christopher O’Donnell President and Chief Executive Officer	51	See “Election of Directors (Proposal One)” — above.
Diana G. Purcel Chief Financial Officer and Secretary	44	Ms. Purcel has served as Chief Financial Officer and Secretary of the Company since November 19, 2003. Prior to joining the Company, Ms. Purcel served as Vice President and Chief Financial Officer of Paper Warehouse, Inc., a publicly held chain of retail stores specializing in party supplies and paper goods, from 2002 until September 2003. While she was with Paper Warehouse, she also served as its Vice President, Controller and Chief Accounting Officer from 1999 to 2002. Over the course of her career, Ms. Purcel has held financial and accounting positions with Provell, Inc. (formerly Damark International, Inc.) and Target Corporation (formerly Dayton Hudson Corporation). Ms. Purcel is a certified public accountant who spent five years with the firm of Arthur Andersen in the late 1980s and early 1990s.

PROPOSAL TO AMEND THE COMPANY’S
AMEDED AND RESTATED 2005 STOCK INCENTIVE PLAN
(Proposal Two)

The Company maintains the Famous Dave’s of America, Inc. Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”), pursuant to which 950,000 shares of the Company’s common stock are currently reserved for issuance in the form of incentive grants, as described below. The purpose of the 2005 Plan is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives designed to attract, retain and motivate employees (including officers), consultants and directors of the Company.

The Company’s Board of Directors has approved a proposed amendment to the 2005 Plan that would increase the number of shares reserved for issuance thereunder by 450,000 shares.

Below is a summary of the 2005 Plan and a discussion of the federal income tax consequences of the issuance and exercise of incentives under the 2005 Plan to recipients and to the Company. This summary is qualified entirely by reference to the complete text of the 2005 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Description of the 2005 Plan

General

The purpose of the 2005 Plan is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. The Compensation Committee (the “Committee”) of the Company’s Board of Directors administers the 2005 Plan. The Committee may grant Incentives to employees (including officers) of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries, in the following forms, each of which is discussed below: (a) performance shares; (b) incentive stock options and non-statutory stock options; (c) stock appreciation rights (“SARs”); (d) stock awards; and (e) restricted stock and restricted stock units.

As indicated above, 950,000 shares of the Company’s common stock were previously approved for issuance under the 2005 Plan in the form of incentive grants, subject to adjustment in the event of a recapitalization or other corporate restructuring. As of the Record Date, 747,142 shares remained reserved for future issuance under incentive grants that were either outstanding or available for future grant. If the maximum number of shares of common stock approved for issuance under the 2005 Plan is increased to 1,400,000 in accordance with the proposed amendment, the number of shares reserved for future issuance under incentive grants outstanding or available for future grant will be increased to 1,197,142 based on incentive grants outstanding on the Record Date.

Shareholders are often interested in the potential for equity dilution resulting from grants of equity incentives (performance shares, stock options, restricted stock, etc.) under a company’s equity compensation plans. The percentage amount by which current shareholders’ equity interests may be diluted as a result of such grants is commonly referred to as the “overhang.” The overhang is calculated by dividing (i) the total number of incentives granted and available for grant under equity compensation plans, by (ii) the total shares outstanding assuming the exercise of all outstanding incentives and the grant and exercise of all available incentives. If the proposed amendment to the 2005 Plan is adopted by the Company’s shareholders, the overhang for all of the Company’s equity compensation plans (including the 1995 Stock Option and Compensation Plan, the 1997 Employee Stock Option Plan, the 1998 Director Stock Option Plan and the 2005 Plan) would be approximately 14.8%, based on the total shares outstanding as of the Record Date and incentives granted and available for grant under equity compensation plans as of the Record Date but giving effect to the proposed amendment.

Description of Incentives

Performance Shares

Performance shares consist of the grant by the Company to an eligible employee of a contingent right to receive shares of common stock. Performance shares shall be paid in shares of common stock to the extent performance objectives set forth in the grant are achieved. The number of shares granted and the performance criteria are determined by the Committee.

Stock Options

The Committee may grant non-qualified and incentive stock options to eligible employees to purchase shares of common stock from the Company. The 2005 Plan confers on the Committee discretion, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable and the number and purchase price of the shares subject to the option, provided that the purchase price shall be not less than the fair market value of the common stock subject to the option on the date of grant.

Stock Appreciation Rights

A stock appreciation right or SAR is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. For this purpose, the “appreciation” in the shares consists of the amount by which the fair market value of the shares of common stock on the exercise date exceeds (a) in the case of an SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of an SAR granted alone, without reference to a related stock option, an amount determined by the Committee at the time of grant. The Committee has the discretion to determine the number of shares as to which an SAR will relate as well as the duration and exercisability of an SAR.

Stock Awards

Stock awards consist of the transfer by the Company to an eligible employee of shares of common stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award is determined by the Committee.

Restricted Stock and Restricted Stock Units

Restricted stock consists of the sale or transfer by the Company to an eligible employee of one or more shares of common stock that are subject to restrictions on their sale or other transfer by the employee which restrictions will lapse after a period of time not less than three years as determined by the Committee. The price at which restricted stock will be sold will be determined by the Committee, and it may vary from time to time and among employees and may be less than the fair market value of the shares at the date of sale. Subject to these restrictions and the other requirements of the 2005 Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to those shares. The 2005 Plan also permit grants of restricted stock units, which are units that evidence the right to receive shares of common stock at a future date, subject to restrictions that may be imposed by the Compensation Committee.

Transferability of Incentives

Incentives granted under the 2005 Plan may not be transferred, pledged or assigned by the holder thereof except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the 2005 Plan or the Incentive, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. However, stock options may be transferred by the holder thereof to the holder’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

Amendment of the 2005 Plan

The Board of Directors may amend or discontinue the 2005 Plan at any time. However, no such amendment or discontinuance may adversely change or impair a previously granted Incentive without the consent of the recipient thereof. Certain 2005 Plan amendments require shareholder approval, including amendments which would increase the maximum number of shares of common stock which may be issued to all participants under the 2005 Plan, change the class of persons eligible to receive Incentives under the 2005 Plan, or materially increase the benefits accruing to participants under the 2005 Plan.

Effect of Sale, Merger, Exchange or Liquidation

Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the Committee (collectively a “transaction”), the Committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to:

(1)	terminating the 2005 Plan and all Incentives and (i) granting the holders of outstanding vested options, in lieu of any shares of Common Stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such holder had received common stock immediately prior to such transaction (with appropriate adjustment for the exercise price, if any), (ii) granting the holders of performance shares and/or SARs that entitle the participant to receive common stock, in lieu of any shares of common stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such Incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such common stock had been issued to and held by the participant immediately prior to such transaction; and (iii) treating holders of any Incentive which does not entitle the participant to receive common stock in an equitable manner as determined by the Committee;

(2)	providing that participants holding outstanding vested common stock-based Incentives shall receive, with respect to each share of common stock issuable pursuant to such Incentives as of the effective date of any such transaction, at the determination of the Committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the fair market value of such common stock on a date within ten days prior to the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such Incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction;

(3)	providing that the 2005 Plan (or a replacement plan) shall continue with respect to Incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective Incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction; and

(4)	providing that all unvested, unearned or restricted Incentives, including but not limited to restricted stock for which restrictions have not lapsed as of the effective date of such transaction, shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any Incentive.

In addition, the Committee may restrict the rights of participants in the event of a transaction to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation.

Federal Income Tax Consequences

The following discussion sets forth certain United States income tax considerations in connection with the ownership of common stock. These tax considerations are stated in general terms and are based on the Internal Revenue Code of 1986 in its current form and current judicial and administrative interpretations thereof. This discussion does not address state or local tax considerations with respect to the ownership of common stock. Moreover, the tax considerations relevant to ownership of the common stock may vary depending on a holder’s particular status.

An employee who receives restricted stock or performance shares subject to restrictions which create a “substantial risk of forfeiture” (within the meaning of section 83 of the Code) will normally realize taxable income on the date the shares become transferable or are no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of common stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of common stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. The Company will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee.

An employee who receives a stock award under the 2005 Plan consisting of shares of common stock, or an employee who receives shares of common stock distributed pursuant to a restricted stock unit award, will realize ordinary income in the year that the shares are received in an amount equal to the fair market value of such shares, and the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income. An employee who receives a cash award will realize ordinary income in the year the award is paid equal to the amount thereof, and the amount of the cash will be deductible by the Company.

When a non-qualified stock option granted pursuant to the 2005 Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate purchase price of the shares of Common Stock as to which the option is exercised and the aggregate fair market value of shares of the Common Stock on the exercise date, and the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

Options that qualify as incentive stock options are entitled to special tax treatment. Under existing federal income tax law, if shares purchased pursuant to the exercise of such an option are not disposed of by the optionee within two years from the date of granting of the option or within one year after the transfer of the shares to the optionee, whichever is longer, then (i) no income will be recognized to the optionee upon the exercise of the option; (ii) any gain or loss will be recognized to the optionee only upon ultimate disposition of the shares and, assuming the shares constitute capital assets in the optionee’s hands, will be treated as long-term capital gain or loss; (iii) the optionee’s basis in the shares purchased will be equal to the amount of cash paid for such shares; and (iv) the Company will not be entitled to a federal income tax deduction in connection with the exercise of the option. The Company understands that the difference between the option price and the fair market value of the shares acquired upon exercise of an incentive stock option will be treated as an “item of tax preference” for purposes of the alternative minimum tax. In addition, incentive stock options exercised more than three months after retirement are treated as non-qualified options.

The Company further understands that if the optionee disposes of the shares acquired by exercise of an incentive stock option before the expiration of the holding period described above, the optionee must treat as ordinary income in the year of that disposition an amount equal to the difference between the optionee’s basis in the shares and the lesser of the fair market value of the shares on the date of exercise or the selling price. In addition, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

If the exercise price of an option is paid by surrender of previously owned shares, the basis of the shares surrendered is carried over to the shares received in replacement of the previously owned shares. If the option is a nonstatutory option, the gain recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

When a stock appreciation right granted pursuant to the 2005 Plan is exercised, the employee will realize ordinary income in the year the right is exercised equal to the value of the appreciation which he is entitled to receive pursuant to the formula described above, and the Company will be entitled to a deduction in the same year and in the same amount.

The 2005 Plan is intended to enable the Company to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code.

Section 162(m) provides that, subject to certain exceptions, the Company may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes certain performance-based compensation from the $1 million limitation.

Securities Authorized for Issuance under Equity Compensation Plans

The Company maintains the 1995 Stock Option and Compensation Plan (the “Management Plan”), the 1997 Employee Stock Option Plan (the “Employee Plan”), the 1998 Director Stock Option Plan (the “Director Plan”) and the 2005 Stock Incentive Plan (the “2005 Plan”). We have also granted stock incentives outside of these equity compensation plans in limited situations. The Management Plan prohibits the granting of incentives after December 29, 2005, the tenth anniversary of the date the Management Plan was approved by the Company’s shareholders. Similarly, the Employee Plan prohibits the granting of incentives after June 24, 2007, the tenth anniversary of the date the Employee Plan was approved by the Company’s board of directors. As such, no further grants of incentives may be made under the Management Plan or the Employee Plan. Nonetheless, the Management Plan and the Employee Plan will remain in effect until all outstanding incentives granted thereunder have either been satisfied or terminated.

The purpose of the Director Plan is to encourage share ownership by Company directors who are not employed by the Company in order to promote long-term shareholder value through continuing ownership of the Company’s common stock. The Director Plan prohibits the granting of incentives, after June 10, 2008, the tenth anniversary of the date the Director Plan was approved by the Company’s shareholders. As such, no further grants may be made under the Director Plan after such date.

The purpose of the 2005 Plan, which was approved by the Company’s shareholders at the May 2005 annual shareholders meeting, is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives designed to attract, retain and motivate team members (including officers), certain key consultants and directors of the Company.

The Management Plan, the Director Plan and the 2005 Plan have each been approved by the Company’s shareholders. The Employee Plan was not submitted for approval to the Company’s shareholders. The following table sets forth certain information as of January 2, 2011 with respect to the Management Plan, the Employee Plan, the Director Plan and the 2005 Plan.

			Number of Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued Upon		Under Equity
	Exercise of	Weighted-Average	Compensation Plans
	Outstanding Options	Exercise Price of	(Excluding Securities
	Warrants and Rights	Outstanding Options	Reflected in Column (A))
Plan Category	(A)	(B)	(C)

Equity compensation plans approved by shareholders:
1995 Stock Option and Compensation Plan	100,000	$5.96	-0-
1998 Director Stock Option Plan	105,500	$6.55	-0-
2005 Stock Incentive Plan(1)	567,932	$10.98	179,210

TOTAL	773,432	$6.48	179,210
Equity compensation plans not approved by shareholders:
1997 Employee Stock Option Plan	31,025	$4.81	-0-

TOTAL	804,457	$6.27	179,210

(1)	Includes 482,932 performance shares under the 2005 Plan, 75,000 restricted shares under the 2005 Plan, and 10,000 options granted under the 2005 Plan.

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Three)

The Board of Directors and management of the Company are committed to the quality, integrity and transparency of the Company’s financial reports. In accordance with the duties set forth in its written charter, the Audit Committee of the Company’s Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year. A representative of Grant Thornton LLP is expected to attend this year’s Annual Meeting and be available to respond to appropriate questions from shareholders, and will have the opportunity to make a statement if he or she desires to do so.

If the shareholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of Grant Thornton LLP by the shareholders, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the shareholders, if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Fees Billed to Company by Its Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and 401(k) audit services, tax services and other services rendered by Grant Thornton LLP during fiscal years 2010 and 2009:

	2010	2009

Audit Fees(1)	$221,000	$229,000
Audit-Related Fees(2)	14,000	13,000
Tax Fees(3)	6,000	40,000
All Other Fees(4)	—	—

Total Fees	$241,000	$282,000

(1)	Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reported under the caption Audit Fees above, including the 401(k) audit.

(3)	Tax Fees consist of fees for tax compliance, tax advice, and tax planning. The difference between 2010 and 2009 fees resulted, in large part, from the Company’s shifting tax compliance work from Grant Thornton LLP to an internal resource.

(4)	All Other Fees typically consist of fees for permitted non-audit products and services provided.

The Audit Committee of the Board of Directors has reviewed the services provided by Grant Thornton LLP during fiscal year 2010 and the fees billed for such services. After consideration, the Audit Committee has determined that the receipt of these fees by Grant Thornton LLP is compatible with the provision of independent audit services. The Audit Committee discussed these services and fees with Grant Thornton LLP and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The Company’s Audit Committee charter (a copy of which is available at the Company’s website at www.famousdaves.com) provides that all audit and non-audit accounting services that are permitted to be performed by the Company’s independent registered public accounting firm under applicable rules and regulations must be pre-approved by the Audit Committee or by designated members of the Audit Committee, other than with respect to de minimus exceptions permitted under the Sarbanes-Oxley Act of 2002. During fiscal 2010, all services performed by Grant Thornton LLP were pre-approved in accordance with the Audit Committee charter.

Prior to or as soon as practicable following the beginning of each fiscal year, a description of the audit, audit-related, tax, and other services expected to be performed by the independent registered public accounting firm in the following fiscal year is presented to the Audit Committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairperson of the Audit Committee. The Chairperson must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval. In addition, the Audit Committee has granted pre-approval for the Chief Executive Officer and the Chief Financial Officer to spend up to $5,000 annually in additional permitted audit fees with Grant Thornton LLP, which authority and amount will be reviewed and approved annually.

OTHER MATTERS

Board of Directors and Committees

Board of Directors

The Company’s Board of Directors is currently comprised of six (6) members, each of whom is identified under Proposal One (“Election of Directors”) above. The following directors, constituting a majority of the Board, are “independent directors” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market’s Marketplace Rules: K. Jeffrey Dahlberg, Wallace B. Doolin, Lisa A. Kro, Richard L. Monfort and Dean A. Riesen. The Board of Directors held six formal meetings during fiscal 2010 and took action by written consent in lieu of a meeting on one occasion. Currently, the Company has appointed an independent director, K. Jeffrey Dahlberg, as Chairman of the Company’s Board of Directors, a position he has held since December 2003. The Board has elected to separate the Board chair function from that of the Chief Executive Officer, who serves as the Company’s principal executive officer, due to a belief that separating these functions, and empowering an independent director to chair the Board meetings, will result in increased Board oversight of management activities.

The Company has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Strategic Planning Committee. During fiscal 2010, each member of the Board of Directors attended at least 75% of the Board meetings and meetings of committees to which they belong. Each member of the Board of Directors attended the Company’s annual meeting held May 4, 2010.

Below is a summary of the Company’s board committee structure and membership information.

Audit Committee of the Board of Directors

The Company has established a three-member Audit Committee within the Board of Directors that currently consists of Chairperson Lisa A. Kro, Richard L. Monfort and Dean A. Riesen. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The charter reflects the Audit Committee’s increased responsibilities as a result of the Sarbanes-Oxley Act of 2002, as well as the NASDAQ Stock Market corporate governance standards. As set forth in the charter, the primary responsibilities of the Audit Committee include: (i) serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system; (ii) reviewing and appraising the audit performed by the Company’s independent registered public accounting firm; and (iii) providing an open avenue of communication among the independent registered public accounting firm, financial and senior management and the Board of Directors. The charter also requires that the Audit Committee review and pre-approve the performance of all audit and non-audit accounting services to be performed by the Company’s independent registered public accounting firm, as well as tax work performed by the Company’s tax firm, other than certain de minimus exceptions permitted by Section 202 of the Sarbanes-Oxley Act of 2002. In addition, the Audit Committee has been delegated the responsibility for risk oversight. In overseeing the Company’s risk management, the Audit Committee adheres to a detailed committee responsibilities calendar that addresses various risk-related matters. These matters include but are not limited to:

•	meeting with management and the Company’s independent registered public accountant in separate executive sessions;

•	interacting with management and the director of internal audit function;

•	considering and reviewing with the Company’s independent registered public accountant the Company’s assessment and any related attestation (including related reports) on internal control over financial reporting, the adequacy of such controls and recommendations for improvements;

•	inquiring of the Company’s Chief Financial Officer, Director of Internal Audit and the Company’s independent registered public accountant about significant risks or exposures, and any significant accounts that require management judgment;

•	reviewing the Company’s policies for risk assessment and risk management, and assess steps taken or to be taken to control such risk;

•	assessing the oversight and management of the information risks, including those related to Company Information Technology projects; and

•	overseeing the Company’s investment policies.

The Board of Directors has determined that two members of the Audit Committee, Lisa A. Kro and Dean A. Riesen, qualify as “audit committee financial experts” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, each member of the Audit Committee is an “independent director,” as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers’ listing standards, and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the Audit Committee has past employment experience in finance or accounting. The Audit Committee held four formal meetings and three informal quarterly telephonic meetings during fiscal 2010.

Compensation Committee of the Board of Directors

The Company has established a Compensation Committee within the Board of Directors that currently consists of Chairperson Dean A. Riesen, Wallace B. Doolin and Richard L. Monfort. The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The Compensation Committee reviews the Company’s remuneration policies and practices, makes recommendations to the full Board in connection with all compensation matters affecting the Company and administers the Company’s incentive compensation plans. The Compensation Committee held two meetings during fiscal 2010.

Corporate Governance and Nominating Committee of the Board of Directors

The Company has established a Corporate Governance and Nominating Committee within the Board of Directors that consists of Chairperson Dean A. Riesen, Lisa A. Kro and Wallace B. Doolin, each of whom satisfies the independence requirements of the NASDAQ Stock Market rules. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The primary role of the Corporate Governance and Nominating Committee is to consider and make recommendations to the full Board of Directors concerning the appropriate size, function and needs of the Board, including establishing criteria for Board membership and considering, recruiting and recommending candidates (including those recommended by shareholders) to fill new Board positions. The Corporate Governance and Nominating Committee also considers and advises the full Board on matters of corporate governance and monitors and recommends the functions of, and membership on, the various committees of the Board.

The Corporate Governance and Nominating Committee (or a subcommittee thereof) recruits and considers director candidates and presents all qualified candidates to the full Board for consideration. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin, disability, marital or veteran status, or any other legally protected status.

There is no fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Corporate Governance and Nominating Committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, general business and industry experience, ability to act on behalf of shareholders, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees. Although the Corporate Governance and Nominating Committee does not have a policy with regard to the consideration of diversity in identifying director candidates, overall Board diversity of industry background and experience is generally among the factors considered. The Corporate Governance and Nominating Committee believes that a Board comprised of directors with diverse skills and experiences relevant to the Company’s industry will result in efficient and competent oversight of the Company’s various core competencies, which include restaurant operations, franchise operations, real estate, marketing and financial and accounting. As such, the Corporate Governance and Nominating Committee gives consideration to the interplay of a director candidate’s experience with that of other members of the Board of Directors.

If the Corporate Governance and Nominating Committee approves a candidate for further review following an initial screening, the Corporate Governance and Nominating Committee will establish an interview process for the candidate. Generally, the candidate will meet with at least a majority of the members of the Corporate Governance and Nominating Committee, along with the Company’s Chief Executive Officer. Contemporaneously with the interview process, the Corporate Governance and Nominating Committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The Corporate Governance and Nominating Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The Corporate Governance and Nominating Committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to the Company and concern for its success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in the Company’s good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility.

The Corporate Governance and Nominating Committee will consider recommendations by shareholders of candidates for election to the Board of Directors. Any shareholder who wishes that the Corporate Governance and Nominating Committee consider a candidate must follow the procedures set forth in our By-laws. Under our By-laws, if a shareholder plans to nominate a person as a director at a meeting, the shareholder is required to place a proposed director’s name in nomination by written request received at our principal executive offices not less than 60 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s Annual Meeting. For our 2012 Annual Meeting, notices must be received not prior to November 23, 2011 and not later than January 22, 2012. See “Proposals of Shareholders” below. To enable the Corporate Governance and Nominating Committee to evaluate the candidate’s qualifications, shareholder recommendations must include the following information:

•	The name and address of the nominating shareholder and of the director candidate;

•	The consent of each nominee to being named in the proxy statement as a nominee and to serve as a director of the Company if so elected;

•	All information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board;

•	the name and address, as they appear on the Corporation’s books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made;

•	The class and number of shares of stock of the Company owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made;

•	A representation that the nominating shareholder is a holder of record of stock of the Company entitled to vote at the current year’s Annual Meeting and intends to appear in person or by proxy at the Annual Meeting to nominate the person or persons named in the notice;

•	A description of any arrangements or understandings between the nominating shareholder and the director candidate or candidates being recommended pursuant to which the nomination or nominations are to be made by the shareholder; and

•	A resume detailing the educational, professional and other information necessary to determine if the nominee is qualified to hold a Board position.

The Corporate Governance and Nominating Committee held three meetings during fiscal 2010.

Strategic Planning Committee of the Board of Directors

The Company has established a Strategic Planning Committee within the Board of Directors which currently consists of Chairperson Wallace B. Doolin, Christopher O’Donnell, Lisa A. Kro and Dean A. Riesen. The primary role of the Strategic Planning Committee is to consider the long-term strategic direction of the Company and make recommendations regarding the long-term strategic direction of the Company to the full Board of Directors. The Strategic Planning Committee held one meeting during fiscal 2010.

Corporate Governance, Ethics and Business Conduct

The Company’s Board of Directors firmly believes that the commitment to sound corporate governance practices is essential to obtaining and retaining the trust of investors, team members, guests and suppliers. The Company’s corporate governance practices reflect the requirements of applicable securities laws, including the Sarbanes-Oxley Act of 2002, the NASDAQ Stock Market listing requirements and the Company’s own vision of good governance practices. As part of its adherence to these corporate governance practices, the Company has adopted the Famous Dave’s of America, Inc. Corporate Governance Principles and Practices.

The Company is committed to conducting business lawfully and ethically. All of its employees, including its Chief Executive Officer and other executives are required to act at all times with honesty and integrity. The Company’s Code of Ethics and Business Conduct covers areas of professional conduct, including workplace behavior, conflicts of interest, fair dealing with competitors, guests and vendors, the protection of Company assets, trading in Company securities and confidentiality, among others. The Code of Ethics and Business Conduct requires strict adherence to all laws and regulations applicable to our business and also describes the means by which any employee can provide an anonymous report of an actual or apparent violation of our Code of Ethics and Business Conduct. In addition to the Code of Ethics and Business Conduct, the Company has adopted a separate Code of Ethics specifically applicable to the Company’s Chief Executive Officer, Chief Financial Officer, and Key Financial and Accounting Management.

The full text of the Famous Dave’s of America, Inc. Corporate Governance Principles and Practices, the Code of Ethics and Business Conduct and the Code of Ethics specifically applicable to the Company’s Chief Executive Officer, Chief Financial Officer and Key Financial and Accounting Management are each available online at www.famousdaves.com (click on Investors, Corporate Governance, Code of Ethics and Business Conduct Policy, or Code of Ethics specific to CEO, CFO, and Key Financial & Accounting Management, as applicable).

Compensation Committee Interlocks and Insider Participation

During fiscal 2010, directors serving on the Compensation Committee included Dean A. Riesen, Wallace B. Doolin and Richard L. Monfort. There are no relationships among these individuals, the members of the Board of Directors or executive officers of ours that require disclosure under Item 407(e)(4) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

Ability of Shareholders to Communicate with the Company’s Board of Directors

The Company’s Board of Directors has established several means for shareholders and others to communicate with the Company’s Board of Directors. If a shareholder has a concern regarding the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairperson of the Company’s Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairperson of the Corporate Governance and Nominating Committee in care of the Company’s Secretary at the Company’s headquarters address. If a shareholder is unsure as to which category the concern relates, the shareholder may communicate it to any one of the independent directors in care of the Company’s Secretary at the Company’s headquarters address. All shareholder communications will be sent to the applicable director(s).

Report of the Audit Committee

The Company’s management has primary responsibility for the Company’s internal controls and preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting, internal controls, and audit functions.

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the last fiscal year and discussed them with management.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence.

The Audit Committee, based on the review and discussions described above, has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
LISA A. KRO, Chairperson
RICHARD L. MONFORT
DEAN A. RIESEN

VOTING SECURITIES AND
PRINCIPAL HOLDERS THEREOF

The Company has one class of voting securities outstanding, Common Stock, $0.01 par value, of which 8,113,973 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director or director nominee, (iii) each Named Executive Officer identified in the Summary Compensation Table, and (iv) all Named Executive Officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 12701 Whitewater Drive, Suite 200, Minnetonka, Minnesota 55343, and each such person has sole voting and investment power with respect to the shares of Common Stock set forth opposite each of their respective names.

	Shares		Percentage
Name and Address of Beneficial Owner	Beneficially Owned		of Total

Christopher O’Donnell	93,681	(1)	1.15%
Diana G. Purcel	72,041	(2)	*
K. Jeffrey Dahlberg	391,600	(3)	4.83%
Richard L. Monfort	202,578	(4)	2.50%
Dean A. Riesen	155,000	(5)	1.91%
Wallace B. Doolin	30,000		*
Lisa A. Kro	36,000		*
All Directors and Named Executive Officers as a group (7 people)	980,900	(6)	11.84%
Whitebox Advisors, LLC.	512,523	(7)	6.32%
3033 Excelsior Boulevard, Suite 300 Minneapolis, MN 55343

*	less than 1%

(1)	Includes 50,000 shares that Mr. O’Donnell has the right to acquire within 60 days.

(2)	Includes 2,000 shares held by Ms. Purcel in a self-directed IRA and 50,000 shares that Ms. Purcel has the right to acquire within 60 days.

(3)	Includes 20,000 shares that Mr. Dahlberg has the right to acquire within 60 days.

(4)	Includes 10,000 shares that Mr. Monfort has the right to acquire within 60 days.

(5)	Includes 40,000 shares that Mr. Riesen has the right to acquire within 60 days.

(6)	Includes 170,000 shares that such individuals have the right to acquire within 60 days.

(7)	Based upon joint statements on Form 13G filed with the SEC on February 11, 2011. The shareholder, along with one or more of the following entities under common control, beneficially owns and has shared power to vote and to dispose of an aggregate of 512,523 shares of the Company’s common stock: Whitebox Advisors, LLC, Whitebox Multi-Strategy Fund , L.P., Whitebox Multi-Strategy Fund, Ltd., Whitebox Multi-Strategy Advisors, LLC, Whitebox Multi-Strategy Partners, L.P., Whitebox Small Cap Long Short Equity Advisors, LLC, Whitebox Small Cap Long Short Equity Partners, L.P., Whitebox Small Cap Long Short Equity Fund, L.P., Whitebox Small Cap Long Short Equity Fund, Ltd., Pandora Select Advisors, LLC, Pandora Select Partners, L.P., Pandora Select Fund, L.P., Pandora Select Fund, Ltd., HFR RVA Combined Master Trust.

CERTAIN TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing policies and procedures with respect to related party transactions required to be disclosed pursuant to Item 404 of the Securities and Exchange Commission’s Regulation S-K (including transactions between the Company and its officers and directors, or affiliates of such officers or directors), and approving the terms and conditions of such related party transactions. Although we did not engage in related party transactions during fiscal 2010, if we were to do so, such transactions would need to be approved by our Audit Committee prior to the Company entering into such transaction.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of Forms 3, 4 and 5 furnished to the Company, or written representations that no Forms 5 were required, the Company believes that its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended January 2, 2011.

PROPOSALS OF SHAREHOLDERS

Shareholder proposals (other than director nominations) for consideration at our 2012 Annual Meeting must follow the procedures set forth in our By-Laws and in Rule 14a-8 under the Securities Exchange Act of 1934. Under our By-Laws, as amended, if a shareholder plans to propose an item of business to be considered at any Annual Meeting, that shareholder is required to deliver notice of the proposal at our principal executive offices not less than 60 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s Annual Meeting. For our 2012 Annual Meeting, notices must be received not prior to November 23, 2011 and not later than January 22, 2012. In order for a notice of a shareholder proposal to be considered at our 2012 Annual Meeting to be timely under Rule 14a-8 and be included in the proxy statement for that meeting, the proposal must be received by our Corporate Secretary at Famous Dave’s of America, Inc., 12701 Whitewater Drive, Suite 200, Minnetonka, Minnesota, 55343, by November 23, 2011.

If a shareholder plans to nominate a person as a director at an Annual Meeting, our By-laws require that the shareholder place a proposed director’s name in nomination by written request received at our principal executive offices not less than 60 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s Annual Meeting. For our 2012 Annual Meeting, notices must be received not prior to November 23, 2011 and not later than January 22, 2012.

Notices of shareholder proposals and shareholder nominations for directors must comply with the informational and other requirements set forth in our By-laws as well as applicable statutes and regulations. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose actions or nominate directors is advised to consult with his or her legal counsel with respect to such rights. The Company suggests that any such proposal be submitted by certified mail return receipt requested.

DISCRETIONARY PROXY VOTING AUTHORITY/
UNTIMELY SHAREHOLDER PROPOSALS

Rule 14a-4(c) promulgated under the Securities and Exchange Act of 1934 governs the Company’s use of its discretionary proxy voting authority with respect to a shareholder proposal that the shareholder has not sought to include in the Company’s proxy statement. The Rule provides that if a proponent of a proposal fails to notify the Company of the proposal at least 45 days before the date of mailing of the prior year’s proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

With respect to the Company’s 2012 Annual Meeting, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company’s proxy statement, by February 6, 2012, the management proxies will be allowed to use their discretionary authority as outlined above.

SOLICITATION

The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies may be solicited personally, by telephone, by telegram or by special letter.

The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

Diana G. Purcel
Chief Financial Officer and Secretary

APPENDIX A

FAMOUS DAVE’S OF AMERICA, INC.

AMENDED AND RESTATED
2005 STOCK INCENTIVE PLAN (PROPOSED)

1.	Purpose. The purpose of the 2005 Stock Incentive Plan (the “Plan”) of Famous Dave’s of America, Inc. (the “Company”) is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $0.01 par value per share, of the Company (“Common Stock”) on terms determined under this Plan.

2.	Administration. The Plan shall be administered by the board of directors of the Company (the “Board of Directors”) or by a stock option or compensation committee (the “Committee”) of the Board of Directors. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the Board of Directors. Each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (including the regulations promulgated thereunder, the “1934 Act”) (a “Non-Employee Director”), and (ii) shall be an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder. The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. If at any time there is no stock option or compensation committee, the term “Committee”, as used in the Plan, shall refer to the Board of Directors.

3.	Eligible Participants. Officers of the Company, employees of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries shall be eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

4.	Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) performance shares (section 6); (b) incentive stock options and non-statutory stock options (section 7); (c) stock appreciation rights (“SARs”) (section 8); (d) stock awards (section 9); (e) restricted stock (section 9); and restricted stock units (section 9).

5.	Shares Subject to the Plan.

5.1	Number of Shares. Subject to adjustment as provided in Section 10.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 1,400,000 shares of Common Stock. Shares of Common Stock that are issued under the Plan or are subject to outstanding Incentives will be applied to reduce the maximum number of share of Common Stock remaining available for issuance under the Plan.

5.2.	Cancellation. To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of a SAR pursuant to Section 8.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option. In the event that a stock option or SAR granted hereunder expires or is terminated or canceled unexercised as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs or otherwise. In the event that shares of Common Stock are issued as performance shares, restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as performance shares, restricted stock, pursuant to stock awards or otherwise.

5.3.	Type of Common Stock. Common Stock issued under the Plan in connection with stock options, SARs, performance shares, restricted stock or stock awards, may be authorized and unissued shares or treasury stock, as designated by the Committee.

6.	Performance Shares. A performance share consists of an award which shall be paid in shares of Common Stock, as described below. The grant of a performance share shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

6.1.	Performance Objectives. Each performance share will be subject to performance objectives for the Company or one of its operating units to be achieved by the end of a specified period, which period shall be at least one year in length unless the Committee determines in its discretion that a shorter period warranted. The number of performance shares granted shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of Common Stock. If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the award.

6.2.	Not Stockholder. The grant of performance shares to a participant shall not create any rights in such participant as a stockholder of the Company, until the payment of shares of Common Stock with respect to an award.

6.3.	No Adjustments. No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.

6.4.	Expiration of Performance Share. If any participant’s employment or consulting engagement with the Company is terminated for any reason other than normal retirement, death or disability prior to the achievement of the participant’s stated performance objectives, all the participant’s rights on the performance shares shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment or consulting by reason of death, disability, or normal retirement, the Committee, in its own discretion may determine what portions, if any, of the performance shares should be paid to the participant.

7.	Stock Options. A stock option is a right to purchase shares of Common Stock from the Company. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

7.1.	Price. The option price per share shall be determined by the Committee, subject to adjustment under Section 10.6; provided that option price shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

7.2.	Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 10.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises a SAR if any SAR is granted in conjunction with or related to the stock option. Notwithstanding the foregoing, no person shall receive grants of Stock Options under the Plan that exceed 75,000 shares during any one fiscal year of the Company.

7.3.	Duration and Time for Exercise. Subject to earlier termination as provided in Section 10.4, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant, but shall not become exercisable more quickly than ratably over three years unless the Committee determines in its discretion that a faster schedule is warranted. The Committee may accelerate the exercisability of any stock option.

7.4.	Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable (a) in United States dollars upon exercise of the option and may be paid by cash, uncertified or certified check or bank draft; (b) at the discretion of the Committee, by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or (c) at the discretion of the Committee, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. The shares of Common Stock delivered by the participant pursuant to Section 6.4(b) must have been held by the participant for a period of not less than six months prior to the exercise of the option, unless otherwise determined by the Committee. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a stockholder.

7.5.	Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

(a)	The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company’s plans) shall not exceed $100,000. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

(b)	Any Incentive Stock Option certificate authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

(c)	All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the stockholders.

(d)	Unless sooner exercised, all Incentive Stock Options shall expire no later than 10 years after the date of grant.

(e)	The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

(f)	If Incentive Stock Options are granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, (i) the option price for such Incentive Stock Options shall be not less than 110% of the Fair Market Value of the Common Stock subject to the option on the date of grant and (ii) such Incentive Stock Options shall expire no later than five years after the date of grant.

8.	Stock Appreciation Rights. A SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 8.4. A SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

8.1.	Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 10.6. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.

8.2.	Duration. Subject to earlier termination as provided in Section 10.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR.

8.3.	Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 8.4.

8.4.	Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the 1934 Act), the number of shares of Common Stock which shall be issuable upon the exercise of a SAR shall be determined by dividing:

(a)	the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of a SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of a SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 10.6); by

(b)	the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

9.	Stock Awards and Restricted Stock. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefore, as additional compensation for services to the Company. Restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant. Restricted stock units evidence the right to receive shares of Common Stock at a future date. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

9.1.	Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock, or the number of shares that may be issued pursuant to a restricted stock unit, shall be determined by the Committee.

9.2.	Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

9.3.	Restrictions. All shares of restricted stock transferred or sold hereunder, and all restricted stock units granted hereunder, shall be subject to such restrictions as the Committee may determine which restrictions shall lapse over a period not less than three years from the date of grant as determined by the Committee, including, without limitation any or all of the following:

(a)	a prohibition against either the sale, transfer, pledge or other encumbrance of the shares of restricted stock, or the delivery of shares pursuant to restricted stock units, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

(b)	a requirement that the holder of shares of restricted stock or restricted stock units forfeit, or (in the case of shares sold to a participant) resell back to the Company at his or her cost, any right to all or a part of such shares or units in the event of termination of his or her employment or consulting engagement during any period in which such shares or units are subject to restrictions;

(c)	such other conditions or restrictions as the Committee may deem advisable.

9.4.	Escrow. In order to enforce the restrictions imposed by the Committee pursuant to Section 9.3, the participant receiving restricted stock or restricted stock units, as applicable, shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

“The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2005 Stock Incentive Plan of Famous Dave’s of America, Inc. (the “Company”), and an agreement entered into between the registered owner and the Company. A copy of the Plan and the agreement is on file in the office of the secretary of the Company.”

9.5.	Issuance and Delivery of Shares. Subject to Section 10.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir. In the case of restricted stock units, no shares shall be issued at the time such restricted stock units are granted. Subject to Section 10.5, upon the lapse or waiver of restrictions applicable to restricted stock units, or at a later time specified in the agreement governing the grant of restricted stock units, any shares derived from the restricted stock units shall be issued and delivered to the holder of the restricted stock units.

9.6.	Stockholder. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently. Any holder of restricted stock units shall not be, and shall not have rights and privileges of, a stockholder with respect to any shares that may be derived from the restricted stock units unless and until such shares have been issued.

10.	General.

10.1.	Effective Date. The Plan will become effective upon its approval by the Company’s stockholders. Unless approved by the stockholders within one year after the date of the Plan’s adoption by the Board of Directors, the Plan shall not be effective for any purpose.

10.2.	Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the stockholders of the Company.

10.3.	Non-transferability of Incentives. No stock option, SAR, restricted stock, restricted stock unit or performance award may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive), or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and the Company shall not be required to recognize any attempted assignment of such rights by any participant. Notwithstanding the preceding sentence, stock options may be transferred by the holder thereof to Employee’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. During a participant’s lifetime, a stock option may be exercised only by him or her, by his or her guardian or legal representative or by the transferees permitted by the preceding sentence.

10.4.	Effect of Termination or Death. In the event that a participant ceases to be an employee of or consultant to the Company for any reason, including death or disability, any Incentives may be exercised (or payments or shares may be delivered thereunder) or shall expire at such times as may be determined by the Committee and, if applicable, set forth in the Incentive.

10.5.	Additional Condition. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

10.6.	Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

10.7.	Incentive Plans and Agreements. Except in the case of stock awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options.

10.8.	Withholding.

(a)	The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold from the distribution shares of Common Stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b)	Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

10.9.	No Continued Employment, Engagement or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

10.10.	Deferral Permitted. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Payment may be deferred at the option of the participant if provided in the Incentive.

10.11.	Amendment of the Plan. The Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall adversely change or impair, without the consent of the recipient, an Incentive previously granted. Further, no such amendment shall, without approval of the shareholders of the Company, (a) increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan, (b) change the class of persons eligible to receive Incentives under the Plan, or (c) materially increase the benefits accruing to participants under the Plan.

10.12.	Sale, Merger, Exchange or Liquidation. Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the Committee (collectively a “transaction”), the Committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to any one or more of the following:

(1)	providing that the Plan and all Incentives shall terminate and the holders of (i) all outstanding vested options shall receive, in lieu of any shares of Common Stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such participant had received Common Stock immediately prior to such transaction (with appropriate adjustment for the exercise price, if any), (ii) performance shares and/or SARs that entitle the participant to receive Common Stock shall receive, in lieu of any shares of Common Stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such Incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such Common Stock had been issued to and held by the participant immediately prior to such transaction, and (iii) any Incentive under this Agreement which does not entitle the participant to receive Common Stock shall be equitably treated as determined by the Committee.

(2)	providing that participants holding outstanding vested Common Stock based Incentives shall receive, with respect to each share of Common Stock issuable pursuant to such Incentives as of the effective date of any such transaction, at the determination of the Committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the Fair Market Value of such Common Stock on a date within ten days prior to the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such Incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction.

(3)	providing that the Plan (or replacement plan) shall continue with respect to Incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective Incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction.

(4)	providing that all unvested, unearned or restricted Incentives, including but not limited to restricted stock for which restrictions have not lapsed as of the effective date of such transaction, shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any Incentive.

The Board may restrict the rights of participants or the applicability of this Section 10.12 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation. The grant of an Incentive award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.13.	Definition of Fair Market Value. For purposes of this Plan, the “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee or the Board of Directors determines in good faith to be 100% of the fair market value of such a share as of the date in question; provided, however, that notwithstanding the foregoing, if such shares are listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange on the applicable date. If such U.S. securities exchange is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange.

10.14	Prohibition on Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Incentives may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

10.15	Code Section 409A Provisions. Notwithstanding anything in the Plan or any Incentive agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Incentive agreement solely by reason of the occurrence of a change in control or due to the Participant’s disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless and until the Committee determines in good faith that (i) the circumstances giving rise to such change in control, disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined under Code Section 409A by the Committee in good faith) on account of separation from service may not be made before the date which is six (6) months after the date of the Specified Employee’s separation from service (or death, if earlier) unless the payment or distribution is exempt from the application of Section 409A of the Code by reason of the short term deferral exemption or otherwise.

FAMOUS DAVE’S OF AMERICA, INC.
12701 WHITEWATER DRIVE
SUITE 200
MINNETONKA, MN 55343
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	☐	☐	☐
1.	Election of Directors

	Nominees

01	Christopher O’Donnell	02	K. Jeffrey Dahlberg	03	Wallace B. Doolin	04	Lisa A. Kro	05	Richard L. Monfort
06	Dean A. Riesen

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.
 To approve an amendment to the Company’s Amended and Restated 2005 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 950,000 shares to 1,400,000 shares.
		☐	☐	☐

3.	To ratify the appointment of Grant Thornton LLP, independent registered public accounting firm, as independent auditors of the Company for fiscal 2011.	☐	☐	☐

NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

FAMOUS DAVE’S OF AMERICA, INC.
Annual Meeting of Shareholders
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Christopher O’Donnell and Diana G. Purcel, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FAMOUS DAVE’S OF AMERICA, INC. (the “Company”), that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 PM, Central Time, on May 3, 2011, at the Company’s office at 12701 Whitewater Drive, Minnetonka, MN 55343, and any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSON(S) NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

Continued and to be signed on reverse side